Exhibit 99.3

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.					Please	☐
Mark Here
for Address
Change or
1.	To adopt an amendment to the Company’s Second Restated	For	Against	Abstain	Comments
	Certificate of Incorporation, as amended, to increase the	☐	☐	☐
	authorized number of shares of common stock of the Company				SEE REVERSE SIDE
from 1,200,000,000 to 2,000,000,000 shares.

2.	To approve of the issuance of shares of common stock of the	For	Against	Abstain
	Company to the shareholders of Guidant Corporation pursuant to	☐	☐	☐
the terms of the agreement and plan of merger, dated as of
January 25, 2006, among the Company, Galaxy Merger Sub, Inc.
and Guidant Corporation.

3.	To transact such other business as may properly come before the
	meeting or any adjournment or postponement thereof.			MARK HERE IF		☐
YOU PLAN TO
ATTEND THE
MEETING

Signature	Signature	Date

Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers, please add your full title(s).

^ FOLD AND DETACH HERE ^

Electronic Proxy Materials

An electronic version of the Notice of Special Meeting and the joint proxy statement/prospectus with respect to the Boston Scientific Corporation Special Meeting of Stockholders to be held on March 31, 2006, is also available at www.bostonscientific.com by selecting Reports and Webcasts from the Investor Relations section of the website and at www.proxyvoting.com/bsx.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:00 pm Eastern Standard Time, March 30, 2006

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/bsx		1-866-540-5760		Mark, sign and date
Use the internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card and
Have your proxy card in hand when		vote your proxy. Have your proxy		return it in the
you access the web site.		card in hand when you call.		enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

If you vote by mail, your completed proxy card
must be received by March 30, 2006.

PROXY
BOSTON SCIENTIFIC CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints PETER M. NICHOLAS, PAUL W. SANDMAN, LAWRENCE J. KNOPF, and KRISTIN S. CAPLICE, each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated herein, all of the shares of common stock of Boston Scientific Corporation (the “Company”), par value $.01 per share, and if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans shown on the reverse side hereof to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Langham Hotel Boston, 250 Franklin Street, Boston, Massachusetts on March 31, 2006, at 10:00 a.m. (local time), and at any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

(Please sign and date on the reverse side and return promptly in the enclosed envelope)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^